LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026

Loma Negra Compañía Industrial Argentina Sociedad Anónima Consolidated condensed interim financial statements as of March 31, 2026 Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF MARCH 31, 2026 Contents Unaudited consolidated condensed interim statement of profit or loss and other comprehensive income Unaudited consolidated condensed interim statement of financial position Unaudited consolidated condensed interim statement of changes in equity Unaudited consolidated condensed interim statement of cash flows Notes to the unaudited consolidated condensed interim financial statements: 1. Legal information 2. Basis of preparation 3. Critical accounting judgments and key sources used for estimating uncertainty 4. Sales revenues 5. Cost of sales 6. Selling and administrative expenses 7. Other net gains and losses 8. Tax on bank accounts debits and credits 9. Financial results, net 10. Income tax expense 11. Earnings per share 12. Property, plant and equipment 13. Right of use of assets and lease liabilities 14. Investments 15. Inventories 16. Related party transactions and balances 17. Other receivables 18. Trade accounts receivable 19. Capital stock and other capital related accounts 20. Borrowings 21. Accounts payable 22. Provisions 23. Tax liabilities 24. Other liabilities 25. Cash and cash equivalents 26. Non-cash transactions 27. Segment information 28. Financial instruments 29. Compromises 30. Ferrosur Roca S.A. concession and related rail services 31. The argentine context 32. Officially stamped books 33. Subsequent events Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

Notes 31.03.2026 31.03.2025 Net revenues 4 218,739,220 216,349,649 Cost of sales 5 (161,707,167) (159,148,298) Gross profit 57,032,053 57,201,351 Selling and administrative expenses 6 (24,250,605) (25,231,067) Other gains and losses 7 612,781 881,737 Tax on bank accounts debits and credits 8 (2,275,259) (2,359,591) FINANCIAL RESULTS, NET Exchange rate differences 9 11,954,699 (11,408,998) Gain on net monetary position 32,922,824 33,695,412 Financial income 9 400,146 1,434,459 Financial expenses 9 (12,889,009) (11,909,867) Profit before tax 63,507,630 42,303,436 INCOME TAX EXPENSE Current 10 (22,359,788) (13,721,030) Deferred 10 (521,299) (403,980) NET PROFIT FOR THE PERIOD 40,626,543 28,178,426 Net profit (loss) for the period attributable to: Owners of the Company 41,003,940 28,475,074 Non-controlling interests (377,397) (296,648) NET PROFIT FOR THE PERIOD 40,626,543 28,178,426 Earnings per share (basic and diluted) in Argentine pesos 11 70.2744 48.8019 The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 1

Notes 31.03.2026 31.12.2025 ASSETS Non-current assets Property, plant and equipment 12 1,470,119,434 1,490,088,687 Right of use of assets 13 3,273,482 3,547,245 Intangible assets 11,138,652 9,533,368 Investments 14 99,915 99,915 Goodwill 996,592 996,592 Inventories 15 104,110,297 89,724,682 Other receivables 17 1,442,589 1,423,401 Other assets 402,504 440,509 Total non-current assets 1,591,583,465 1,595,854,399 Current assets Inventories 15 332,228,502 321,961,088 Other receivables 17 22,569,917 40,882,748 Trade accounts receivable 18 89,277,764 84,072,267 Investments 14 33,810,416 23,699,484 Cash and banks 12,976,668 10,682,538 Total current assets 490,863,267 481,298,125 Total assets 2,082,446,732 2,077,152,524 The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 2

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF MARCH 31, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Notes	31.03.2026	31.12.2025
SHAREHOLDERS' EQUITY AND LIABILITIES			
Capital stock and other capital related accounts	19	380,666,403	380,666,403
Reserves		761,510,593	761,510,593
Retained earnings		66,815,480	25,811,540
Equity attributable to the owners of the Company		**1,208,992,476**	**1,167,988,536**
Non-controlling interests		(1,533,428)	(1,156,031)
Total shareholders' equity		**1,207,459,048**	**1,166,832,505**
LIABILITIES			
Non-current liabilities			
Borrowings	20	238,445,096	179,086,055
Lease liabilities	13	999,704	1,453,894
Provisions	22	13,912,523	15,393,950
Salaries and social security payables		895,921	2,143,403
Tax liabilities	23	4,382,921	4,864,564
Other liabilities	24	1,019,101	1,169,779
Deferred tax liabilities	10	371,724,663	371,203,364
Total non-current liabilities		**631,379,929**	**575,315,009**
Current liabilities			
Borrowings	20	67,362,709	146,951,372
Lease liabilities	13	2,158,115	2,413,453
Accounts payable	21	118,751,654	129,334,006
Advances from customers		9,066,425	15,786,503
Salaries and social security payables		28,431,525	26,660,540
Tax liabilities	23	16,361,240	12,433,339
Other liabilities	24	1,476,087	1,425,797
Total current liabilities		**243,607,755**	**335,005,010**
Total liabilities		**874,987,684**	**910,320,019**
Total shareholders' equity and liabilities		**2,082,446,732**	**2,077,152,524**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF MARCH 31, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions												
	Capital Stock	Capital adjustments	Share premium	Treasury stocks trading premium	Merger premium	Legal reserve	Environmental reserve	Optional Reserve for Future Dividends	Retained earnings	Shareholders' equity attributable to owners of the parent company	Non-controlling interest	Total
Balances as of January 1, 2026	**58,348**	**134,974,422**	**200,103,406**	**538,878**	**44,991,349**	**27,587,121**	**215,340**	**733,708,132**	**25,811,540**	**1,167,988,536**	**(1,156,031)**	**1,166,832,505**
Net income for the period	-	-	-	-	-	-	-	-	41,003,940	41,003,940	(377,397)	40,626,543
Balances as of March 31, 2026	**58,348**	**134,974,422**	**200,103,406**	**538,878**	**44,991,349**	**27,587,121**	**215,340**	**733,708,132**	**66,815,480**	**1,208,992,476**	**(1,533,428)**	**1,207,459,048**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF MARCH 31, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions											
	Capital Stock	Capital adjustments	Share premium	Treasury stocks trading premium	Merger premium	Legal reserve	Environmental reserve	Optional Reserve for Future Dividends	Retained earnings	Shareholders' equity attributable to owners of the parent company	Non-controlling interest	Total
Balances as of January 1, 2025	**58,348**	**134,974,422**	**200,103,406**	**538,878**	**44,991,349**	**27,587,123**	**215,340**	**512,268,586**	**221,439,546**	**1,142,176,998**	**(319,809)**	**1,141,857,189**
Net income for the period									28,475,074	28,475,074	(296,648)	28,178,426
Balance as of March 31, 2025	**58,348**	**134,974,422**	**200,103,406**	**538,878**	**44,991,349**	**27,587,123**	**215,340**	**512,268,586**	**249,914,620**	**1,170,652,072**	**(616,457)**	**1,170,035,615**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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31.03.2026 31.03.2025 CASH FLOWS FROM OPERATING ACTIVITIES Net profit for the period 40,626,543 28,178,426 Adjustments to reconcile net profit to net cash generated by operating activities Income tax expense 22,881,087 14,125,010 Depreciation and amortization 21,171,365 19,086,998 Provisions (30,133) 1,457,343 Exchange rate differences (9,871,292) 8,792,245 Interest expense 10,733,708 7,510,880 Income on disposal of property, plant and equipment (9,334) (144,452) Loss (recovery) for derecognition of allowance for contributions paid to F.F.F.S.F.I. 386,129 (779,448) Gain on net monetary position (32,922,824) (33,695,412) Changes in operating assets and liabilities Inventories (15,584,225) (27,804,983) Other receivables 15,433,503 4,171,446 Trade accounts receivable (13,984,306) (9,028,624) Advances from customers (5,926,054) 1,239,401 Accounts payable 2,570,847 (9,837,223) Salaries and social security payables 2,791,541 1,106,384 Provisions (114,371) (1,045,584) Tax liabilities (14,358,669) 833,119 Other liabilities 82,332 123,985 Income tax paid (4,163,862) (6,048,350) Net cash generated by (used in) operating activities 19,711,985 (1,758,839) CASH FLOWS FROM INVESTING ACTIVITIES Proceeds from disposal of property, plant and equipment 639,759 738,382 Payments to acquire property, plant and equipment (9,724,256) (15,438,049) Payments to acquire intangibles assets (2,061,034) - Payments to acquire investments (384,672) - Contributions to F.F.F.S.F.I. (451,918) (316,189) Net cash used in investing activities (11,982,121) (15,015,856) CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from borrowings 29,891,751 42,168,695 Issuance of corporate bonds 86,494,552 - Interest paid (12,115,916) (6,958,983) Lease payments (631,242) (588,791) Repayment of borrowings and corporate bonds (87,597,275) (14,774,526) Net cash generated by financing activities 16,041,870 19,846,395 Net increase in cash and cash equivalents 23,771,734 3,071,700 Cash and cash equivalents at the beginning of the period (Note 25) 34,382,022 12,314,274 Effect of restating in constant currency of cash and cash equivalents (7,279,334) (1,468,321) Effects of the exchange rate differences on cash and cash equivalents in foreign currency (4,473,872) 169,172 Cash and cash equivalents at the end of the period (Note 25) 46,400,550 14,086,825 Note 26 includes non-cash transactions The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CASH FLOWS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 6

1. LEGAL INFORMATION Legal address: Loma Negra Compañía Industrial Argentina S.A. (hereinafter “Loma Negra”, “the Company” or “the Group”) is a corporation organized under the laws of the Argentine Republic with legal address in Boulevard Cecilia Grierson 355, 4th. Floor, City of Buenos Aires, Argentina. Fiscal year number: Fiscal year number 102, beginning January 1, 2026. Principal business of the Company: The Company and its subsidiaries, are referred to in these consolidated condensed interim financial statements as “the Group”. The main activity of the Group is the manufacturing and selling of cement and its derivatives, as well as the extraction of mineral resources that are used in the production process. At present, the Group has 8 cement factories in Argentina, in the provinces of Buenos Aires, Neuquén, San Juan and Catamarca. The Company also has mobile concrete plants that adapt to customer construction projects at all times. The Group, through its subsidiary Cofesur S.A.U., has a controlling interest in Ferrosur Roca S.A., a company whose capital is held by Cofesur S.A.U. with 80%, the National State with a 16% interest, and 4% has been transferred by the latter to the workers through a trust created for such purpose. Ferrosur Roca S.A. operates the railway cargo network of Ferrocarril Roca under a concession granted by the Argentine government in 1993 for a term of 30 years until March 2023, which allows access of several of Loma Negra’s cement production plants to the railway network. As a result of the National Government’s decision to put an end to the existing railway concession system in Argentina and shift to an open access model with the participation of private rail operators, the National Government decided not to grant extensions to the current concession contracts in the country. However, the Ministry of Transport published several resolutions precariously extending for periods between 12 and 18 months the concessions granted to various concessionaires, including Ferrosur Roca S.A. In July 2025, following a proposal from Nuevo Central Argentino S.A. to modify the terms of its concession contract, the Ministry of Economy granted Nuevo Central Argentino S.A. a formal extension of the concession until December 21, 2032. The resolution also instructed the Undersecretariat of Rail Transport to invite the remaining concessionaires, including Ferrosur Roca S.A. and Ferroexpreso Pampeano S.A., to submit similar contractual adjustment proposals, which could result in a longer-term formal renewal. Ferrosur submitted a letter outlining several relevant issues concerning the concession, which went unanswered by the administration. However, the current scheme of ten precarious and time-limited renewals, currently in effect until September 2025, was further extended by Resolution 52/2025 of the Secretariat of Transportation, extending the concession term of Ferrosur Roca S.A. until September 10, 2026, or an earlier date on which a new contracting model could be established. This resolution was challenged by Ferrosur through a motion for reconsideration, in which it alleged multiple breaches by the National Government and discriminatory treatment of Ferrosur. To date, the motion remains unresolved. Furthermore, the Undersecretariat of Transportation initiated the process to analyze, coordinate, and design a new contractual framework for the relationship between the National Government and the private sector for the operation of the current section of the National Railway Network under concession to Ferrosur Roca S.A. The Group has assessed potential business scenarios, based on its intention to continue providing railway services, and no significant impact is expected as of the issuance date of these consolidated financial statements (Note 30). The Group also has a controlling interest in Recycomb S.A.U., a company engaged in the treatment and recycling of industrial waste intended to be used as fuel or raw material. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 7

Date of registration in the Argentine General Inspection of Justice (IGJ): - Registration of the bylaws: August 5th, 1926, under N° 38, Book 46. - Last amendment registered to the bylaws: September 26th, 2023, under N° 16,416, Book 114, of Companies by shares. - Correlative Number of Registration with the IGJ: 1,914,357. - Tax identification number [CUIT]: 30-50053085-1. - Date of expiration: July 3, 2116. Parent company: InterCement Trading e Inversiones Argentina S.L. with 52.1409% of the Company’s capital stock and votes. The InterCement Group underwent a reorganization process involving its controlling shareholder and some of its subsidiaries. Following an attempt to reach an agreement with its creditors through an out-of-court process, a judicial reorganization process was initiated in Brazil. On October 6, 2025, our indirect controlling shareholder, InterCement Participações S.A., announced that the Creditors' Meeting held that day approved a judicial reorganization plan that was confirmed by the bankruptcy court on December 12, 2025. Subsequently, on April 6, 2026 , we were informed that in accordance with the judicial reorganization plan, an extraordinary shareholders’ meeting of InterCement Participações S.A. approved, among other matters, a capital increase and the consequent issuance new shares, which were subscribed by certain creditors of InterCement Participações S.A. who elected to receive shares as a form of payment, and the redemption of all shares owned by Mover, its former controlling shareholder. Accordingly, while InterCement Trading e Inversiones Argentina, S.L. remains our direct controlling shareholder and continues to hold the same stake, there is no controlling shareholders of InterCement Participações S.A. See note 33. Capital structure: As of March 31, 2026, the subscribed for and paid in capital amounts to $ 58,348,315.10, represented by 583,483,151 book-entry common shares with a nominal value of $ 0.10 each, and each entitling to one vote. 2. BASIS OF PREPARATION 2.1. Basis of preparation The accompanying consolidated condensed interim statement of financial position as of March 31, 2026, the consolidated condensed interim statement of profit or loss and other comprehensive income, consolidated condensed interim statement of changes in equity and of cash flows for the three month period ended March 31, 2026 and the notes to the consolidated condensed interim financial statements (hereinafter, the “interim financial statements”) are unaudited and have been prepared as interim financial information. These interim financial statements are prepared in accordance with International Accounting Standard (“IAS”) 34, Interim Financial Reporting, pursuant to the provisions in Technical Resolution No. 26 (as amended) issued by the Argentine Federation of Professional Councils of Economic Sciences [FACPCE] and the Regulations issued by the Argentine Securities Commission [“Comisión Nacional de Valores” (CNV)]. Consequently, not all of the disclosures required in accordance with International Financial Reporting Standards (“IFRS”) for annual financial statements are included herein, hence, these consolidated condensed interim financial statements shall be read in conjunction with the Group’s consolidated financial statements for the fiscal year ended December 31, 2025 issued on March 6, 2025. In the opinion of the Group’s Management, these unaudited consolidated condensed interim financial statements include all normal recurring adjustments, which are necessary for a fair representation of financial results for the interim periods presented. The financial information as of December 31, 2025 presented in these unaudited consolidated condensed interim financial statements arises from our audited consolidated financial statements for the fiscal year ended December 31, 2025, restated in closing currency of the reported period, following the guidelines in IAS 29. Such guidelines have been described in Note 2.2 to our consolidated financial statements as of December 31, 2025. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 8

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

The results of operations for the three-month period ended March 31, 2026 do not necessarily reflect the results for the full year. The Company believes that the disclosures are appropriate and adequate to consider that the information presented is not misleading.

These consolidated condensed interim financial statements were approved for issue by the Board of Directors on May 4, 2026, the date when the interim financial statements were available for issuance.

As a consequence of the activities in which the Group is engaged, its transactions do not have a significant cyclical or seasonal character. Nevertheless, during the second half of the year, the volume of sales in Argentina has historically showed a slight increase.

2.2. Basis of consolidation

These interim financial statements include the unaudited consolidated condensed interim statement of financial position, results of operations and cash flows of the Company and its consolidated subsidiaries. The basis of consolidation and the subsidiaries are the same as for the Company's audited consolidated financial statements for the year ended December 31, 2025.

The consolidated information disclosed in these consolidated condensed interim financial statements include the following subsidiaries:

	Main bussines	Country	% of direct and indirect ownership as of		
			31.03.2026	31.12.2025	31.03.2025
Subsidiary name:					
Cofesur S.A.U.	Investment	Argentina	100	100	100
Ferrosur Roca S.A. (1)	Rail freight transportation	Argentina	80	80	80
Recycomb S.A.U.	Waste recycling	Argentina	100	100	100

(1) Directly controlled by Cofesur S.A.U.

Below is a summary of the financial information of Ferrosur Roca S.A., a subsidiary with material non-controlling interests.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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31.03.2026 31.12.2025 Current assets 18,935,438 19,269,724 Non-current assets 22,429,258 23,143,348 Total assets 41,364,696 42,413,072 Current liabilities 39,529,151 38,157,236 Non-current liabilities 1,522,436 1,854,222 Total liabilities 41,051,587 40,011,458 Equity attributable to the owners of the company 250,487 1,921,291 Non-controlling interests 62,622 480,323 Total shareholders’ equity and liabilities 41,364,696 42,413,072 31.03.2026 31.03.2025 Three month period Sales revenues 20,499,943 20,055,640 Financial results, net 175,166 (202,130) Depreciations (1,474,199) (860,186) Income tax 377,061 821,505 (Loss) profit for the period (2,027,813) (1,624,073) 31.03.2026 31.03.2025 Three month period Net cash generated by (used in) operating activities 1,839,676 (9,226,958) Net cash used in investing activities (1,202,047) (2,941,649) Net cash (used in) generated by financing activities (276,738) 11,926,724 Financial and holding results used in cash (69,514) (41,462) 2.3. Accounting policies These consolidated condensed interim financial statements have been prepared using the same accounting policies and criteria used in the preparation of the audited consolidated financial statements for the year ended December 31, 2025, except for the adoption of new standards and interpretations effective as of January 1, 2026, if any. 2.3.1. Application of new and revised International Financial Reporting Standards (IFRS) - Adoption of new and revised IFRS The Group has adopted all of the new and revised standards and interpretations issued by the International Accounting Standards Board (“IASB”) that are relevant to its operations and that are mandatorily effective as of March 31, 2026, as described in Note 2.4 to the Group's annual consolidated financial statements as of December 31, 2025. The Group has not opted for early adoption of any other standard, interpretation or amendment that has been issued but is not yet in force. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 10

- New standards New standards and interpretations are those issued during the three-month period ended March 31, 2026 and the standards and interpretations issued but not mandatory as of that date are described in Note 2.4 to the consolidated financial statements as of December 31, 2025. 3. CRITICAL ACCOUNTING JUDGMENTS AND KEY SOURCES USED FOR ESTIMATING UNCERTAINTY In the application of the Group´s accounting policies, the Group´s management is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are relevant. Actual results may differ from these estimates. In the ordinary course of its business, the Group selects tax criteria and accounting positions based on a reasonable interpretation of current regulations, also taking into account the opinion of its tax and legal advisors together with the evidence available up to the date of issue of these financial statements. However, there may be situations in which the assessment that a third party could make of them and the eventual realization of damage to the Group is uncertain. For such cases, the Group has evaluated the issues considering their significance in relation to the financial statements and has not made a provision as it is not required by current accounting standards. Underlying estimates and assumptions are continuously reviewed. Changes in estimates are accounted for prospectively. The unaudited consolidated condensed interim financial statements reflect all adjustments which are, in the opinion of Management, necessary to make a fair presentation of the results for the interim periods presented. There are no significant changes to the critical judgements used by Management in applying accounting policies to the critical judgements disclosed in the annual consolidated financial statements for the year ended December 31, 2025. 4. REVENUES 31.03.2026 31.03.2025 Three month period Sales of goods 401,467,937 371,485,041 Domestic market 401,368,584 371,351,700 External customers 99,353 133,341 Services rendered 12,627,308 10,531,470 (-) Bonuses / Discounts (195,356,025) (165,666,862) Total 218,739,220 216,349,649 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 11

5. COST OF SALES 31.03.2026 31.03.2025 Three month period Inventories at the beginning of the year 411,685,770 386,890,828 Finished products 12,805,903 12,526,395 Products in progress 76,477,726 68,301,710 Raw materials, materials, fuel and spare parts 322,402,141 306,062,723 Purchases and production expenses for the period 186,360,196 193,844,984 Inventories at the end of the period (436,338,799) (421,587,514) Finished products (13,113,073) (11,638,037) Products in progress (112,537,003) (104,514,356) Raw materials, materials, fuel and spare parts (310,688,723) (305,435,121) Cost of sales 161,707,167 159,148,298 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 12

The detail of production expenses is as follows: 31.03.2026 31.03.2025 Three month period Fees and compensation for services 1,455,165 1,904,641 Salaries, wages and social security contributions 28,643,233 30,609,151 Transport and travelling expenses 1,748,167 2,116,593 Data processing 89,567 92,928 Taxes, contributions and commissions 3,629,166 3,397,583 Depreciation and amortization 28,776,711 24,184,455 Preservation and maintenance costs 18,467,940 18,204,551 Communications 249,775 247,316 Leases 246,544 246,646 Employee benefits 1,175,234 1,104,997 Water, natural gas and energy services 52,305 52,290 Freight 13,856,898 16,451,559 Fuel 23,742,432 24,628,472 Insurance 779,846 822,225 Packaging 8,049,266 5,406,747 Electrical power 14,395,487 14,623,540 Contractors 17,054,399 18,393,839 Canon (concession fee) 179,675 201,611 Security 903,577 1,178,354 Others 2,779,680 3,013,971 Total 166,275,067 166,881,469 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 13

6. SELLING AND ADMINISTRATIVE EXPENSES 31.03.2026 31.03.2025 Three month period Managers and directors compensation and fees 1,590,437 2,707,104 Fees and compensation for services 1,792,893 2,372,834 Salaries, wages and social security contributions 6,656,938 6,361,914 Transport and travelling expenses 292,087 375,432 Data processing 1,399,496 947,708 Advertising expenses 1,127,527 825,821 Taxes, contributions and commissions 4,945,378 5,201,143 Depreciation and amortization 1,463,457 1,416,545 Preservation and maintenance costs 113,689 54,433 Communications 102,112 131,946 Leases 125,236 244,538 Employee benefits 204,826 237,869 Water, natural gas and energy services 23,572 27,764 Freight 2,332,227 2,685,060 Insurance 1,205,635 1,036,260 Allowance for doubtful accounts 13,674 5,721 Others 861,421 598,975 Total 24,250,605 25,231,067 7. OTHER GAIN AND LOSSES 31.03.2026 31.03.2025 Three month period Gain on disposal of property, plant and equipment 9,334 144,452 Donations (85,422) (62,717) Technical assistance services provided - 7,093 Gain on tax credit acquired 110,606 284,033 Contingencies (187,448) (182,696) Leases 286,448 328,582 ADSs program 361,142 - Miscellaneous 118,121 362,990 Total 612,781 881,737 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 14

8. TAX ON BANK ACCOUNTS DEBITS AND CREDITS The general tax rate on bank debits and credits is 0.6% for the amounts debited and credited in the bank accounts of the Group. For the amounts debited and credited, 33% of both items may be taken as payment on account of other taxes. The 67% of the tax paid is included in this line item in the statement of profit or loss and other comprehensive income. 9. FINANCIAL RESULTS, NET 31.03.2026 31.03.2025 Three month period Exchange rate differences Foreign exchange gains 21,826,172 542,060 Foreign exchange losses (9,871,473) (11,951,058) Total 11,954,699 (11,408,998) Financial income Interest from short-term investments 250,639 53,786 Unwinding of discounts on provisions and liabilities 149,507 1,380,673 Total 400,146 1,434,459 Financial expenses Interest on borrowings (10,579,536) (7,348,885) Interest on leases (156,547) (172,809) Tax interest (225,356) (11,069) Unwinding of discounts on receivables (1,221,622) (1,329,817) Others (705,948) (3,047,287) Total (12,889,009) (11,909,867) 10. INCOME TAX EXPENSE Income tax expense is recognized on the basis of the actual profit for the period and the statutory rate expected at yearend. This criterion does not significantly differ from the criterion established in IAS 34, which requires income tax expense to be recognized in each interim period based on the best estimate of the effective tax rate expected as of year-end. The reconciliation of income tax expense for the three-month periods ended March 31, 2026 and 2025, and which would result from applying the statutory rate in force on the net profit before income tax expense that arises from the condensed interim statement of profit or loss and other comprehensive income for each period is as follows: LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 15

31.03.2026 31.03.2025 Total profit before income tax expense 63,507,630 42,303,436 Statutory income tax rate 35% 35 % Income tax at statutory rate (22,227,671) (14,806,203) Adjustments for calculation of the effective income tax: Recovery of tax losses allowance 539,933 23,897 Effects of inflation adjustments for accounting and tax purposes (1,162,058) 1,037,133 Other non-taxable income or non-deductible expense, net (31,291) (379,837) Total income tax expense (22,881,087) (14,125,010) INCOME TAX Current (22,359,788) (13,721,030) Deferred (521,299) (403,980) Total (22,881,087) (14,125,010) Likewise, the breakdown of deferred income as of March 31, 2026 and December 31, 2025 is as follows: 31.03.2026 31.12.2025 Deferred tax assets Loss carryforward 8,203,883 9,027,016 Allowance for tax loss carryforwards (3,094,580) (3,977,694) Provisions 3,227,702 3,603,980 Salaries and social security payables 414,730 860,900 Other liabilities 658,583 695,202 Others 2,806,321 3,097,079 Total deferred tax assets 12,216,639 13,306,483 31.03.2026 31.12.2025 Deferred tax liabilities Property, plant and equipment (292,844,869) (297,784,016) Inventories (90,515,819) (85,428,022) Others (580,614) (1,297,809) Total deferred tax liabilities (383,941,302) (384,509,847) Total net deferred tax liabilities (371,724,663) (371,203,364) The Group carries tax losses for a total of 23,439,666, of which 33,353 expires in 2026, 8,571,233 in 2027, 23,007 in 2028, 214,065 in 2029, 13,181,956 in 2030 and 1,416,052 in 2031. As of March 31, 2026, an impairment has been recognized for a total of 8,841,658 (3,094,580 in tax terms). LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 16

11. EARNINGS PER SHARE Basic and diluted earnings per share The earnings and the weighted average number of common shares used in the calculation of basic and diluted earnings per share are as follows: Three months 31.03.2026 31.03.2025 Profit attributable to the owners of the parent company used in the calculation of earnings per share - basic and diluted 41,003,940 28,475,074 Weighted average number of common shares for purposes of basic and diluted earnings per share (in thousands) 583,483 583,483 Basic and diluted earnings per share (in pesos) 70.2744 48.8019 12. PROPERTY, PLANT AND EQUIPMENT 31.03.2026 31.12.2025 Cost 3,847,776,232 3,838,686,719 Accumulated depreciation (2,377,656,798) (2,348,598,032) Total 1,470,119,434 1,490,088,687 Land 19,305,341 19,305,341 Plant and buildings 281,633,117 283,736,105 Machinery, equipment and spare parts 1,027,970,917 1,042,021,573 Transport and load vehicles 23,878,675 25,558,637 Furniture and fixtures 1,399,895 1,495,774 Quarries 109,795,574 112,458,657 Tools 1,450,832 1,616,215 Construction in progress 4,685,083 3,896,385 Total 1,470,119,434 1,490,088,687 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 17

13. RIGHT OF USE OF ASSETS AND LEASE LIABILITIES The Group has entered into lease agreements primarily for the lease of offices and premises. The evolution of the right of use of assets and lease liabilities as of March 31, 2026 and December 31, 2025 is as follows: 31.03.2026 31.12.2025 Lease liabilities: At the beginning of the period / year 3,867,347 4,587,808 Additions 239,431 988,678 Interest accrued in the period / year 156,547 716,715 Foreign exchange loss (151,503) 1,281,525 Gain on net monetary position (322,761) (1,161,878) Payments (631,242) (2,545,501) At the end of the period / year 3,157,819 3,867,347 31.03.2026 31.12.2025 Right of use assets: At the beginning of the period / year 3,547,245 4,573,059 Additions 239,431 988,678 Depreciations (513,194) (2,014,492) At the end of the period / year 3,273,482 3,547,245 14. INVESTMENTS 31.03.2026 31.12.2025 Non-current Investments in other companies - Cementos del Plata S.A. 99,915 99,915 Total 99,915 99,915 31.03.2026 31.12.2025 Current Short-term investments - Public securities in dollars 682,286 - -Mutual funds in dollars 26,552,515 21,356,628 - Mutual funds in pesos 6,076,102 2,253,945 -Short-term investments in foreign currency 112,979 88,911 -Short-term investments in pesos 386,534 - Total 33,810,416 23,699,484 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 18

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM
FINANCIAL STATEMENTS AS OF MARCH 31, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

15. INVENTORIES

	31.03.2026	31.12.2025
Non-current		
Spare parts	105,811,830	91,429,550
Allowance for obsolete inventories	(1,701,533)	(1,704,868)
Total	**104,110,297**	**89,724,682**

	31.03.2026	31.12.2025
Current		
Finished products	13,113,073	12,805,903
Products in progress	112,537,003	76,477,726
Raw materials, materials and spare parts	178,073,135	203,993,470
Fuels	28,505,291	28,683,989
Total	**332,228,502**	**321,961,088**

16. RELATED PARTY TRANSACTIONS AND BALANCES

The outstanding balances between the Group and related parties as of March 31, 2026 and December 31, 2025 are as follows:

	31.03.2026	31.12.2025
Related companies:		
InterCement Brasil S.A.		
Accounts payable	(254,859)	(297,740)
InterCement Trading e Inversiones S.A.		
Other receivables	2,883,708	3,335,288
Accounts payable	(1,405,090)	(1,641,488)
Intercement Participações S.A.		
Other receivables	3,466,011	4,008,778
Accounts payable	(3,569,758)	(3,803,774)
InterCement Trading e Inversiones Argentina S.L.		
Other receivables	2,068,286	2,263,579

Summary of balances as of March 31, 2026 and December 31, 2025 is as follows:

	31.03.2026	31.12.2025
Other receivables	8,418,005	9,607,645
Accounts payable	(5,229,707)	(5,743,002)

There were no transactions between the Group and related parties for the three month periods ended March 31, 2026 and 2025.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
19

The amount recognized in the consolidated statement of profit or loss and other comprehensive income related to key management salaries, wages and fees amounted to 893,086 and 1,983,556 for the three-month periods ended March 31, 2026 and 2025, respectively. Additionally, a loss has been accrued under the long-term incentive program for a total of 402,738 and 460,095 during the three-month periods ended March 31, 2026 and 2025, respectively. The Group did not recognize any expense in the current period, or in previous ones, regarding bad or doubtful accounts related to amounts owed by related parties. The outstanding amounts as of March 31, 2026 are not secured and will be settled in cash. No guarantees have been granted or received on the outstanding balances. 17. OTHER RECEIVABLES 31.03.2026 31.12.2025 Non-current Advances to suppliers 602,347 356,540 Tax credits 186,602 391,408 Contributions to the Trust Fund to Strengthen the Inter-urban Railroad System (F.F.F.S.F.I.) 1,470,284 1,198,796 Prepaid expenses 643,495 664,350 Guarantee deposits 10,145 11,103 Subtotal 2,912,873 2,622,197 Allowance for doubtful receivables (1,470,284) (1,198,796) Total 1,442,589 1,423,401 31.03.2026 31.12.2025 Current Income tax credits - 15,336,716 Turnover tax credits 1,369,471 1,018,454 Value added tax credits - 2,195,052 Related parties’ receivables (Note 16) 8,418,005 9,607,645 Prepaid expenses 2,785,467 1,235,464 Reimbursements receivable 61,600 41,677 Advances to suppliers 4,615,768 4,179,273 Salaries advances and loans to employees 83,327 122,141 ADSs service fee receivable - 1,024,612 Receivables from sales of property, plant and equipment 3,149,038 3,782,273 Miscellaneous 2,087,241 2,339,441 Total 22,569,917 40,882,748 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 20

18. TRADE ACCOUNTS RECEIVABLE 31.03.2026 31.12.2025 Accounts receivable 89,047,572 83,902,475 Accounts receivable in litigation 5,592,790 6,309,341 Notes receivable 231,581 253,447 Foreign customers 75,049 - Subtotal 94,946,992 90,465,263 Allowance for doubtful accounts (5,669,228) (6,392,996) Total 89,277,764 84,072,267 19. CAPITAL STOCK AND OTHER CAPITAL RELATED ACCOUNTS 31.03.2026 31.12.2025 Capital 58,348 58,348 Adjustment to capital 134,974,422 134,974,422 Share premium 200,103,406 200,103,406 Treasury stocks trading premium 538,878 538,878 Merger premium 44,991,349 44,991,349 Total 380,666,403 380,666,403 The issued, paid-in and registered capital, consists of: Common stock with a face value of $ 0.1 per share and entitled to 1 vote each, fully paid-in (in thousand) 583,483 583,483 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 21

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

20. BORROWINGS

20.1. Composition of borrowings

	31.03.2026	31.12.2025
Borrowings		
- In foreign currency	256,419,707	277,962,953
- In local currency	49,388,098	48,074,474
Total	**305,807,805**	**326,037,427**
Non-current borrowings	238,445,096	179,086,055
Current borrowings	67,362,709	146,951,372
Total	**305,807,805**	**326,037,427**

20.2. Detail of borrowings

	31.03.2026				31.12.2025
	Company	Rate	Last maturity date	Amount	Amount
Borrowings in foreign currency - US$					
Import financing	Loma Negra C.I.A.S.A.	10.50%	Apr-26	39,729	-
Stock market promissory note	Loma Negra C.I.A.S.A.	-	-	-	5,436,494
Stock market promissory note	Loma Negra C.I.A.S.A.	-	-	-	172,177
Stock market promissory note	Loma Negra C.I.A.S.A.	7.37%	Apr-26	1,152,171	1,302,906
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Jul-26	34,009	38,480
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Aug-26	67,428	76,284
Total borrowings in foreign currency				**1,293,337**	**7,026,341**

	31.03.2026				31.12.2025
	Company	Rate	Last maturity date	Amount	Amount
Borrowings in local currency					
Bank overdrafts	Ferrosur Roca S.A.	25.56%	Apr-26	15,515,643	15,751,168
Bank overdrafts	Loma Negra C.I.A.S.A.	60.00%	Apr-26	121,568	3,238,489
Securities-guaranteed	Loma Negra C.I.A.S.A.	22.86%	Apr-26	33,750,887	29,084,817
Total borrowings in local currency				**49,388,098**	**48,074,474**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
22

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	31.03.2026				31.12.2025
	Company	Rate	Last maturity date	Amount	Amount
Corporate notes - US$					
Serie – Class 3	Loma Negra C.I.A.S.A.	-	-	-	70,096,294
Serie – Class 4	Loma Negra C.I.A.S.A.	6.00%	May-26	14,157,663	16,041,497
Serie – Class 5	Loma Negra C.I.A.S.A.	8.00%	Jul-27	157,594,472	184,798,821
Serie – Class 6	Loma Negra C.I.A.S.A.	6.50%	Jan-29	83,374,235	-
Total corporate bonds in foreing currency				**255,126,370**	**270,936,612**
Total				**305,807,805**	**326,037,427**

	31.03.2026	31.12.2025
Summary of borrowings by Company:		
Loma Negra C.I.A.S.A.	290,292,162	310,286,259
Ferrosur Roca S.A.	15,515,643	15,751,168
Total	**305,807,805**	**326,037,427**

On January 23, 2026, the Group issued Class 6 Corporate Bonds in dollars for a total amount of US$60,000,000, with a fixed annual nominal interest rate of 6.5% payable semi-annually, and maturing on January 23, 2029. The corporate bonds were subscribed and integrated (i) in kind through the delivery of Class 3 corporate bonds for an amount of US$2,844,941 and (ii) in cash in US dollars for a total sum of US$57,059,291. The exchange ratio of the Class 3 corporate notes was 103.37 of face value for every 100 delivered, respectively. The exchange ratio includes interest accrued from the last interest payment date of the corporate bonds to the issuance and settlement date, exclusive.

20.3. Movements of borrowings

The movements of borrowings for the three-month period ended March 31, 2026 are as disclosed below:

Balances as of January 1, 2026	326,037,427
New borrowings	29,891,751
New negotiable obligations	86,494,552
Interest accrued	10,577,161
Effect of exchange rate differences	(14,191,798)
Gain on net monetary position	(33,288,097)
Interest payments	(12,115,916)
Principal payments	(87,597,275)
Balances as of March 31, 2026	**305,807,805**

As of March 31, 2026, the long-term borrowings have the following maturity schedule:

Fiscal year	
2027	155,865,631
2029	82,579,465
Total	**238,445,096**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
23

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

21. ACCOUNTS PAYABLE

	31.03.2026	31.12.2025
Current		
Suppliers	94,469,680	93,702,084
Related parties (Note 16)	5,229,707	5,743,002
Accounts payable for investments in property, plant and equipment	168,082	433,239
Expenses accrual	18,884,185	29,455,681
Total	**118,751,654**	**129,334,006**

22. PROVISIONS

	31.03.2026	31.12.2025
Labor and social security	3,053,807	3,126,538
Environmental restoration	9,665,608	10,950,508
Civil and others	1,193,108	1,316,904
Total	**13,912,523**	**15,393,950**

Changes in the provisions were as follows:

	Labor and social security	Environmental restoration	Civil and other	Total
Balances as of December 31, 2025	3,126,538	10,950,508	1,316,904	15,393,950
Increases / (recovery)	274,607	(350,970)	32,556	(43,807)
Gain on net monetary position	(276,026)	(933,930)	(113,293)	(1,323,249)
Uses (*)	(71,312)	-	(43,059)	(114,371)
Balances as of March 31, 2026	**3,053,807**	**9,665,608**	**1,193,108**	**13,912,523**

(*) Includes the application of provisions to their specific purposes.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
24

23. TAX LIABILITIES 31.03.2026 31.12.2025 Non-current Payment plans 4,382,921 4,864,564 Total 4,382,921 4,864,564 Current Income tax 3,286,397 1,005,494 Value added tax 5,192,876 530,443 Turnover tax 36,306 28,951 Other taxes, withholdings and perceptions 7,648,735 10,652,930 Payment plans 196,926 215,521 Total 16,361,240 12,433,339 24. OTHER LIABILITIES 31.03.2026 31.12.2025 Non-current Benefit plans 703,672 770,114 Termination payment plans 315,429 399,665 Total 1,019,101 1,169,779 Current Termination payment plans 862,564 816,513 Dividends payable to third parties minority 223,891 245,031 Others 389,632 364,253 Total 1,476,087 1,425,797 25. CASH AND CASH EQUIVALENTS For purposes of the consolidated condensed interim statement of cash flows, cash and cash equivalents include cash, banks accounts and short-term investments with high liquidity (with maturities of less than 90 days from the date of acquisition) held to settle short term liabilities, which are easily convertible into cash and that have low risk of changes in their value. Cash and cash equivalents at the end of each reporting period/year as shown in the consolidated condensed interim statement of cash flows can be reconciled to the related items in the consolidated condensed interim statement of financial position as follows: 31.03.2026 31.12.2025 Cash and banks 12,976,668 10,682,538 Cash equivalent short-term investments 33,423,882 23,699,484 Cash and cash equivalents 46,400,550 34,382,022 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 25

26. NON-CASH TRANSACTIONS Below is a detail of the transactions that did not involve cash flow movements during the three-month periods ended March 31, 2026 and 2025, respectively: 31.03.2026 31.03.2025 - Right of use of assets 239,431 213,421 - Acquisitions of property, plant and equipment financed with trade payables 168,082 2,673,039 27. SEGMENT INFORMATION The Group has adopted IFRS 8 – “Operating Segments”, that require operating segments to be identified on the basis of internal reports regarding components of the Group that are regularly reviewed by the Executive Committee, chief operating decision maker, in order to allocate resources to the segments and to assess their performance. This analysis is based on monthly information concerning historical figures of the identified segments. The information reviewed by the main decision maker basically consists in the historical details corresponding to each month accumulated until the end of the reporting period. It is for this reason that they differ from the inflation-adjusted figures as described in Note 2.2. For the purposes of managing its business both financially and operatively, the Group has classified the operations of its businesses as follows: i) Cement, masonry cement and lime: this segment includes the results from the cement, masonry cement and lime business, and comprises the procurement of raw materials from quarries, the manufacturing process of clinker / quicklime and their subsequent grinding with certain additions in order to obtain the cement, masonry cement and lime. ii) Concrete: this segment includes the results generated from the production and sale of ready-mix concrete. It also includes the delivery of the product at the worksite and, depending on the circumstances, the pumping of concrete up to the place of destination. iii) Aggregates: this segment includes the results generated from the production and sale of granitic aggregates. iv) Railroad: this segment includes the results generated from the provision of the railroad transportation service. v) Others: this segment includes the results of the industrial waste treatment and recycling business to produce materials for use as fuel. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 26

31.03.2026 31.03.2025 Revenues With external customers Cement, masonry cement and lime 179,650,483 134,105,225 Concrete 17,520,648 13,458,030 Railroad 8,887,837 5,927,701 Aggregates 2,701,487 2,513,890 Others 3,333,889 1,721,731 With other segment Cement, masonry cement and lime 5,214,860 3,747,289 Rail services 10,989,232 8,662,690 Aggregates 2,594,310 1,468,561 Others 398,938 267,655 Inter-segment eliminations (19,197,340) (14,146,196) Subtotal 212,094,344 157,726,576 Effect from restatement in constant currency 6,644,876 58,623,073 Total 218,739,220 216,349,649 31.03.2026 31.03.2025 Cost of sales Cement, masonry cement and lime 107,180,127 81,090,609 Concrete 16,972,918 13,398,918 Railroad 20,293,180 15,022,250 Aggregates 5,635,153 4,686,631 Others 1,327,544 863,352 Inter-segment eliminations (19,197,340) (14,146,196) Subtotal 132,211,582 100,915,564 Effect from restatement in constant currency 29,495,585 58,232,734 Total 161,707,167 159,148,298 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 27

31.03.2026 31.03.2025 Selling, administrative expenses and other gains and losses Cement, masonry cement and lime 18,112,075 15,067,132 Concrete 1,520,236 656,663 Railroad 1,138,022 383,514 Aggregates 73,624 36,881 Others 728,279 579,255 Subtotal 21,572,236 16,723,445 Effect from restatement in constant currency 2,065,588 7,625,885 Total 23,637,824 24,349,330 31.03.2026 31.03.2025 Depreciation and amortization Cement, masonry cement and lime 2,949,656 1,677,787 Concrete 911,473 80,232 Railroad 905,687 180,845 Aggregates 115,978 164,621 Others 11,743 3,649 Subtotal 4,894,537 2,107,134 Effect from restatement in constant currency 16,276,828 16,979,864 Total 21,171,365 19,086,998 31.03.2026 31.03.2025 Sales revenue less cost of sales, selling, administrative expenses and other gains and losses Cement, masonry cement and lime 59,573,141 41,694,773 Concrete (972,506) (597,551) Railroad (1,554,133) (815,373) Aggregates (412,980) (741,061) Others 1,677,004 546,779 Subtotal 58,310,526 40,087,567 Effect from restatement in constant currency (24,916,297) (7,235,546) Total 33,394,229 32,852,021 Tax on bank accounts debits and credits (2,275,259) (2,359,591) Financial results, net 32,388,660 11,811,006 Income tax (22,881,087) (14,125,010) Net profit for the year 40,626,543 28,178,426 In relation to the segregation of profit or loss by geographic segment, the Group carries out its activities and operations in Argentina, exports are not significant. No customer has contributed 10% or more of the Group´s revenue for the three-month periods ended March 31, 2026 and 2025, respectively. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 28

28. FINANCIAL INSTRUMENTS 28.1. Net debt to equity ratio The net debt to equity ratio of the reported period/fiscal year is as follows: 31.03.2026 31.12.2025 Debt (i) 305,807,805 326,037,427 Cash and cash equivalents 46,400,550 34,382,022 Net debt 259,407,255 291,655,405 Equity (ii) 1,207,459,048 1,166,832,505 Net debt to equity ratio 0.21 0.25 (i) Debt is defined as current and non-current borrowings. (ii) Shareholders’ equity includes all the non-controlling interests, which are managed as capital. 28.2. Categories of financial instruments 31.03.2026 31.12.2025 Financial assets At amortized cost: Cash and banks 12,976,668 10,682,538 Investments 499,513 88,911 Accounts receivable and other receivables 103,086,399 100,879,017 At fair value through profit and loss: Investments 33,310,903 23,610,574 Financial liabilities Amortized cost 480,284,073 507,936,202 28.3. Financial risks The Group´s activities are exposed to a variety of financial risks: market risk (including foreign currency risk, interest rate risk and price risk considering the current inflation rates), credit risk and liquidity risk. The Group maintains an organizational structure and systems that allow the identification, measurement and control of the risks to which it is exposed. These consolidated condensed interim financial statements do not include all the information and disclosures on financial risks, therefore, they should be read in conjunction with the Group´s consolidated financial statements for the fiscal year ended December 31, 2025 issued on March 5, 2026. 28.4. Fair value measurement Fair value measurement is described in Note 32.8 to the annual consolidated financial statements as of December 31, 2025. From December 31, 2025 through March 31, 2026, there have been no significant changes in the industry’s economic activity affecting the fair value of the Group´s financial assets and liabilities, either measured at fair value or amortized LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 29 cost. In addition, there were no transfers among the different levels of fair value hierarchy to assess the fair value of the Group's financial instruments during the three-month period ended March 31, 2026. The carrying amounts of financial assets and liabilities recognized at amortized cost, included in the consolidated financial statement as of March 31, 2026 approximate to their fair values. Borrowings are measured at amortized cost considering the effective interest rate method, which approximate to their fair value given their cancellation period. 28.5. Exchange risk management The Group carries out transactions in foreign currency and is hence exposed to exchange rate fluctuations, also considering the current exchange regulations in force. Exposures in the exchange rate are managed within approved policy parameters using foreign exchange contracts. The carrying amounts of monetary assets and liabilities stated in currencies other than the functional currency of each company consolidated at the end of the reporting period/year are as follows: 31.03.2026 31.12.2025 Liabilities United States Dollars 284,435,657 298,606,787 Euro 2,136,957 1,894,017 Assets United States Dollars 36,483,825 9,270,509 Euro 15,109 18,060 Foreign currency sensitivity analysis The Group is mainly exposed to the US Dollar and Euro, considering that the Group’s functional currency is the Argentine peso. The following table shows the sensitivity of the Group to an increase in the exchange rate of the US dollar and the euro as of March 31, 2026. The sensitivity rate is the rate used when reporting exchange rate risk internally to key management staff and represents management’s assessment of a possible reasonable change in exchange rates. The sensitivity analysis includes only outstanding monetary items denominated in foreign currency and adjusts their translation on the balance sheet day for a 25% change in the exchange rate, considering for its calculation the whole of the items of the subsidiaries. Effect of US dollars Euro Loss for the period 61,987,958 530,462 Decrease in of shareholder's Equity 61,987,958 530,462 Additionally, considering the current exchange regulations existing in Argentina, the Group constantly monitors the alternatives for collecting assets and canceling liabilities in foreign currency and their corresponding impacts. The result derived from the use of financial instruments for the cancellation of operations in foreign currency is recognized at the moment in which the Group unconditionally commits or irreversibly executes such cancellation in kind. As of the date of issuance of these financial statements, the use of financial instruments to settle the aforementioned transactions would result in an impact of approximately 2.9% on the financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 30

29. COMMITMENTS The Group’s commitments are described in Note 33 to the annual consolidated financial statements for the fiscal year ended December 31, 2025. 30. FERROSUR ROCA S.A. CONCESSION AND RELATED RAIL SERVICES Ferrosur Roca S.A. is indirectly controlled by the Company, through Cofesur S.A.U. which owns 80% of the interest, 16% of which belongs to the National State and the remaining 4% belongs to the workers of Ferrosur Roca S.A. through a trust created for this purpose. On March 11, 1993, Ferrosur Roca S.A. obtained the concession of the General Roca National Cargo Railway Network with the exception of the Altamirano-Miramar corridor and the urban sections, through the approval of the concession contract formalized by National Executive Branch Decree No. 2681/92, after the presentation made through a national and international tender and formalized to that effect. The area of influence is concentrated in the center and south of the province of Buenos Aires, north of the province of Río Negro and Neuquén. It has access to the ports of Buenos Aires, Dock Sud, La Plata, Quequén, and Bahía Blanca. On February 11, 2025, through Resolution 99/2025, the Ministry of Economy removed from the concession of Ferrosur Roca S.A. the station called Sola and the branch line that connects it from the bridge over the Riachuelo. The term of the concession was 30 years, expiring in March 2023, with the possibility of an extension of 10 additional years. Ferrosur Roca S.A. has renegotiated the Concession Agreement as a result of the renegotiation process for obligations arising from public administration contracts, including those for public works and services, in accordance with Law No. 25,561 and within the framework of ME Resolution No. 20/02 and Decree No. 293/02, subsequently repealed. The Contract Renegotiation Agreement signed between UNIREN (Contract Renegotiation and Analysis Unit) and Ferrosur Roca S.A. was ratified by the National Executive Branch through Decree No. 2017, dated November 25, 2008. On March 8, 2018, and with the due consent of Cofesur S.A.U., Ferrosur Roca S.A. requested the above-mentioned extension, and in line with the bidding terms and conditions and the concession agreement. The concession extension request was reiterated on March 1, 2019. However, as it is mentioned in following paragraphs, the federal government issued diverse regulations with the objective that the national railway network be based on a mixed modality combining public and private cargo operators, where the National State will manage the infrastructure and control the related investments, thus allowing any registered railway operator to provide railway services regardless of who owns or possesses the facilities at the point of loading or destination (the "open access" scheme). In line with this, on March 29, 2021, through Resolution No. 219/2021, the National Commission for the Regulation of Transport (“CNRT”) approved the Regulation of the National Registry of Railway Operators and granted said capacity to Ferrosur Roca S.A. and the other concessionaires that operate the current railway concessions. In accordance with said resolution, once the “open access” scheme is in force, any registered railway operator will be able to provide railway services, as previously mentioned. Subsequently, through Resolution No. 211 of the Ministry of Transport wich was published on June 28, 2021, rejected the request for an extension of the concession contract made by Ferrosur Roca S.A. in 2018, along with similar requests from other existing private railway concessionaires in the country, confirming the termination of all existing concession contracts with private freight railway concessionaires. Likewise, the Ministry of Transport published various resolutions extending for periods of between 12 and 18 months the concessions granted to the various concessionaires, including Ferrosur Roca S.A., by virtue of which the concession period has been extended for the a third time until September 10, 2026, or the earlier date on which a new contracting model could be established. In this regard, on May 16, 2025, the Ministry of Economy granted FEPSA a temporary extension of its concession until April 30, 2026. On July 22, 2025, it granted Nuevo Central Argentino S.A. an LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 31 extension of its concession until December 21, 2032, and instructed the Undersecretary of Rail Transportation to invite Ferrosur Roca S.A. to participate in the bidding process. and FEPSA to make a proposal for contractual adjustment in accordance with the terms of Law No. 27,132 and Decree 1027/2018 modified by Decree 478/2025. Ferrosur Roca S.A. submitted a note expressing various relevant issues of the Concession which was not answered by the administration. Notwithstanding the foregoing, on September 10, 2025, through Resolution 52/2025 of the Secretariat of Transportation, Ferrosur Roca S.A. was notified of the aforementioned extension, and the commencement of proceedings was established to analyze, coordinate, and design a new contractual framework for the relationship between the National Government and the private sector for the operation of the current concession, a process on which there are still no updates. This resolution was challenged by Ferrosur Roca S.A. through a motion for reconsideration, in which it alleged multiple breaches by the National Government and the existence of discriminatory treatment toward Ferrosur Roca S.A. To date, the motion remains unresolved. During the extended period, services will be provided on a provisional basis and may be revoked at any time without generating any subjective right, expectancy right, or precedent in favor of the operators, nor any recognition of any sum for the eventual early revocation of the concession. As of the date of issuance of these financial statements, there are no recorded acts by the National State aimed at generating a new contracting model for either FEPSA or Ferrosur Roca S.A. The following are some additional related general rules: • On July 8, 2024, Law 27,742, known as the “Framework Law,” was published in the Official Gazette, authorizing the National Executive Branch to tender new concessions, including those for the railway system. • Additionally, on June 13, 2024, through Decrees No. 525 and No. 526/2024, the Government declared a state of public emergency in the railway sector for a period of 24 months. This measure, announced through the Official Gazette, aims to "safeguard the operational security of the provision of freight and passenger rail transport services." No new regulations or rules related to the implementation of the aforementioned "open access" scheme have yet been issued. The measure authorizes the Ministry of Transport to carry out "transactional acts and/or compensations within the framework of the final settlement of the Concession Contracts approved by Decrees No. 1144 of June 14, 1991, No. 994 of June 18, 1992, No. 2681 of December 29, 1992, No. 2608 of December 22, 1993, and No. 430 of March 22, 1994, and those signed with the provinces within the framework of Decrees No. 532 of March 27, 1992, and No. 1168 of July 10, 1992.”). • Taking into account all of the above and its intention to continue providing rail services, the Company has reassessed its position. On February 10, 2025, Decree 67/2025 was published, authorizing the Ministry of Economy to proceed with the privatization of Belgrano Cargas y Logística Sociedad Anónima through vertical disintegration and the separation of the activities and assets of each business unit, under the modality of public auction for the sale of rolling stock, and through the execution of public works concession contracts for the tracks and their adjacent properties, and the use of the railway workshops. At present, no subsequent actions such as the publication of tender documents or the opening of bidding processes have been issued. The Group has re-evaluated all accounting estimates, taking into account available information affected by the end of the current concession, and no significant impact are expected to the date. As mentioned before, although the request for an extension has been rejected, the Company has been granted the status of a railway operator and could continue to provide its transport services under that figure or another that may be agreed upon once the concession period has ended, the Group's intention being to continue in the business, making the necessary changes to the business plan to reverse the current situation which is resulting in a deficit due to the alteration of the macroeconomic equation of the Concession Contract. The Group will continue monitoring the new regulations as they come into effect, as well as the progress of ongoing negotiations with the National State and will record any related effect as soon as it is possible to make an estimate. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 32

31. THE ARGENTINE CONTEXT Since the current National Government took office on December 10, 2023, it has implemented a series of structural reforms and economic measures aimed at macroeconomic stabilization. These include the approval of the so-called Framework Law, reforms aimed at modernizing the State and the labor system, the deregulation of strategic sectors, particularly the energy sector, and the implementation of an incentive program for large investments. Fiscal and monetary measures were also adopted to balance public accounts, including a restrictive monetary issuance scheme and modifications to the exchange rate regime to reduce distortions in the foreign exchange market. In this context, during the three-month period ending March 31, 2026, the Argentine economy continued its macroeconomic stabilization process, in an environment characterized by international financial volatility. According to data published by INDEC (National Institute of Statistics and Censuses), accumulated inflation in the first quarter of 2026 reached approximately 9.44%. Meanwhile, the official exchange rate of the Argentine peso against the US dollar registered a negative variation during the same period, with the local currency appreciating by approximately 6% when comparing the rates at the beginning and end of the quarter. At the close of the interim period, the performance of the main macroeconomic variables continued to be influenced by internal and external factors, including inflation, foreign exchange market behavior, international oil price fluctuations and their impact on local fuel prices, as well as the stability of the international financial environment. 32. OFFICIALY STAMPED BOOKS As of date of these interim financial statements, for administrative purposes, consolidated financial statements were not yet transcribed in the relevant certified book. 33. SUBSEQUENT EVENTS The Group has considered events after March 31, 2026, to assess whether it is necessary to recognize or disclose them in these consolidated financial statements. Such events were assessed through May 4, 2026, the date when the consolidated financial statements were available for issue. Subsequent developments of InterCement Participações S.A. judicial reorganization As mentioned in note 1, on April 6, 2026, the Group was informed that in accordance with the judicial reorganization plan of InterCement Participações S.A. an extraordinary shareholders’ meeting of InterCement Participações S.A. approved, among other matters, a capital increase which was subscribed by Latcem LLC, Redwood, Moneda, Cigna Health and Life Insurance Company and other creditors who elected to receive shares as a form of payment. None of such parties control InterCement Participações S.A. In addition, under the terms of the judicial reorganization plan, Loma Negra may be subject to a marketing process until September 30, 2028 for the private sale of all or part of the equity interest indirectly held in us by InterCement Participações S.A., which may involve multiple transactions with multiple counterparties. Annual shareholders’ meeting The annual shareholders’ meeting held on April 23, 2026, approved (i) to allocate the sum of Ps. 23,585 million (in December 31, 2025 currency) to the Optional Reserve for Future Dividends; and (ii) to delegate to the Board of Directors the power to totally or partially release and distribute in cash and/or in kind, one or more payments, the amount in constant currency of the Optional Reserve for Future Dividends depending on the evolution of the business and the regulatory restrictions and limitations through the next annual shareholders meeting that will consider the financial statements corresponding to the year ending December 31, 2026. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF MARCH 31, 2026 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 33